Argentic Services Company LP

500 North Central Expressway, Suite 261

Plano, Texas 75074

July 26, 2021

BY FEDERAL EXPRESS and EMAIL (if available)

To:	Each of the Persons Listed on Schedule A Attached Hereto

RE:	Acknowledgement and Acceptance of Special Servicer BXP Trust 2017-GM Commercial Mortgage Pass-Through Certificates, Series 2017-GM (the “Trust”)

Ladies and Gentlemen:

Pursuant to Section 7.1(e) of that certain Trust and Servicing Agreement, dated as of June 9, 2017 among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Wells Fargo Bank, National Association, as Certificate Administrator and Custodian, as the same may have heretofore been and/or may hereafter be assigned, modified, amended and/or restated (the “TSA”), relating to BXP Trust 2017-GM Commercial Mortgage Pass-Through Certificates, Series 2017-GM, and to Section 7 of the Intercreditor Agreement (as defined in the TSA), Argentic Services Company LP (“Argentic”) hereby agrees to serve as Special Servicer under, and as defined in, the TSA and the Intercreditor Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the TSA and the Intercreditor Agreement, as applicable.

The effective date (“Effective Date”) of the appointment of Argentic as Special Servicer shall be July 26, 2021.

Argentic hereby agrees to assume and perform punctually, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the TSA and the Intercreditor Agreement that arise on and after the Effective Date.  Argentic hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.7 of the TSA as if it were the Special Servicer thereunder, mutatis mutandis, with all references to “this Agreement” in Section 2.7 of the TSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the TSA, with the following corrections with respect to type of entity and jurisdiction of organization: Argentic Services Company LP is a duly formed limited partnership, validly existing in active status under the laws of the State of Delaware. Argentic further represents and warrants that it satisfies all eligibility requirements applicable to it to serve as Special Servicer set forth in the TSA and the Intercreditor Agreement, including, but not limited to, the requirement that Argentic has the “Required Special Servicer Rating” as such term is defined in the Co-Lender Agreement, and that all requirements for the appointment of Argentic as Special Servicer have been satisfied.

Argentic’s address for notices pursuant to Section 12.5 of the TSA is as follows:

304708493.1

Argentic Services Company LP

500 North Central Expressway, Suite 261

Plano, Texas 75074

Attention – Andrew Hundertmark and Grace Holst

304708493.1

Sincerely,

Argentic Services Company LP, a

Delaware limited partnership

By: /s/ Bruce Rickert

Name: Bruce Rickert

Title: Authorized Signatory

By: /s/ Andrew Hundertmark

Name: Andrew Hundertmark

         Title: Authorized Signatory

304708493.1

SCHEDULE A

VIA FEDEX and/or VIA EMAIL, as shown:

BXP 2017-GM

Morgan Stanley Capital I Inc. , as Depositor (via FedEx)

1585 Broadway

New York, New York 10036

Attention: Jane Lam

with copies to:

Morgan Stanley Capital I Inc.

1221 Avenue of the Americas

New York, New York 10020

Attention: Legal Compliance Division

and

cmbs_notices@morgansganley.com

AEGON USA Realty Advisors, LLC, as Special Servicer (via FedEx)
4333 Edgewood Road NE

Cedar Rapids, IA 52499

Attention: Greg Dryden, Senior Vice President

Email: gdryden@aegonusa.com

with a copy to:

Email: Specialservicing@aegonusa.com

Wells Fargo Bank, National Association, as Servicer (via FedEx)
Commercial Mortgage Servicing

Three Wells Fargo

MAC D1050-084

401 South Tryon Street, 8th Floor

Charlotte, North Carolina 28202

Attention: BXP 2017-GM Asset Manager

Email: commercial.servicing@wellsfargo.com

With a copy to:

Wells Fargo Bank, National Association

Legal Department

301 South College Street

Charlotte, North Carolina 28202-0166

Attention: Commercial Mortgage Servicing Legal Support

Reference: BXP 2017-GM Trust

and to:

K&L Gates LLP

300 South Tryon Street, Suite 1000

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

Facsimile: (704) 353-3190

304708493.1

Wilmington Trust, National Association, as Trustee (via FedEx)
1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee BXP 2017-GM

With a copy to:

CMBSTrustee@wilmingtontrust.com

Wells Fargo Bank, National Association, as Certificate Administrator (via FedEx)
9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS) BXP 2017-GM

With a copy to:

cts.cmbs.bond.admin@wellsfargo.com, and trustadministrationgroup@wellsfargo.com

304708493.1